UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 October 4, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                               PIONEER OIL AND GAS
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Utah                        0-30472                87-0365907
 -------------------------------   ------------------------  ----------------
 (State or other jurisdiction of   (Commission File Number)  (IRS Employer
         incorporation)                                   Identification No.)


           1206 W. South Jordan Parkway, Unit B South Jordan, UT 84095
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               (Address of principal executive offices) (Zip Code)


                                 (801) 566-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 8: Pioneer Oil and Gas (the "Company")is filing this form 8K because of the press release issued on October 4, 2005. The press release is attached to this Form 8K as an exhibit.

          (c) Exhibits. The following exhibit is furnished pursuant to Item 8 of Form 8-K:

Press Release: PIONEER FILES FORM 15-12G;  PIONEER GIVES UPDATE ON POGO OPTION

                                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     PIONEER OIL AND GAS Registrant


      Date: October 4, 2005              /s/ Don J. Colton
                                        ------------------------------
                                           Don J. Colton
                                           President

October 4, 2005

                       PIONEER GIVES UPDATE ON POGO OPTION

South Jordan, Utah --- Pioneer Oil and Gas (OTC Bulletin Board: POGS) announced today that POGO Producing Company declined to exercise its option to purchase an additional 35,000 acres in Central Utah from Pioneer Oil and Gas and its partner.

Pioneer currently has approximately 150,000 gross acres and 56,250 net acres in the vicinity of the recent oil discovery made by Wolverine Gas & Oil near Sigurd, Utah. The Company is currently marketing its acreage to several interested parties and believes it will sell it on more favorable terms than the terms of the POGO option.

All of Pioneer's 2005 news releases can be viewed at the Company's website at www.piol.com.

Statements concerning future financial results, production, expenditures, reserve estimates, and other items are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and other factors management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met.